Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290901

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 16, 2025)

United States Antimony Corporation

Up to $400,000,000

Common Stock

We previously entered into a sales agreement dated November 12, 2024 and subsequently amended and restated such sales agreement on September 17, 2025 (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.”) and B. Riley Securities, Inc. (“B. Riley Securities”; each an “Agent” and collectively, the “Agents”), relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. Pursuant to this prospectus supplement and accompanying prospectus, from time to time we may offer and sell shares of our common stock having aggregate gross proceeds of up to $400,000,000 through or to the Agents, acting as sales agent or principal.

Our common stock is listed on the NYSE American and the NYSE Texas, both under the symbol “UAMY.” The last reported sale price of our common stock on October 13, 2025 was $16.71 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, the Agents are not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to the Agents.

Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.	B. Riley Securities

The date of this prospectus supplement is October 17, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated October 16, 2025, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the dates when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Agents have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus.

This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are not, and the Agents are not, offering to sell, and seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are prohibited. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus to that jurisdiction.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus “United States Antimony Corporation,” “UAMY,” “USAC,” “the Company,” “we,” “us,” “our” and similar terms refer to United States Antimony Corporation and its subsidiaries.

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Market data and industry statistics and forecasts used throughout this prospectus supplement are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Although we are not aware of any misstatements regarding the industry data that we present in this prospectus supplement, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K/A and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference in this prospectus supplement, as well as the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of this prospectus supplement and our subsequent filings with the SEC also incorporated by reference herein.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believes”, “expects” or “does not expect”, “is expected”, “outlook”, “anticipates” or “does not anticipate”, “plans”, “estimates”, “forecast”, “project”, “pro forma”, or “intends”, or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus supplement and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	The Company’s properties being in the exploration stage;
•	Macroeconomic factors;
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The imposition of new tariffs, changes in trade policy or agreements, or the escalation of trade tensions between the United States and other countries or regions could have a material adverse impact on our business;

•	Continued operational losses;
•	Negative consequences related to mineral operations being subject to existing and new government regulations within and outside the United States;
•	The Company’s ability to obtain additional capital to develop the Company’s resources, if any;
•	Concentration of customers;
•	Increase in energy costs;
•	Mineral exploration and development activities;
•	Mineral estimates;
•	The Company’s insurance coverage for operating risks;
•	The fluctuation of prices for antimony and precious metals, such as gold and silver;
•	The competitive industry of mineral exploration;
•	The title and rights in the Company’s mineral properties;
•	Environmental hazards;
•	The possible dilution of the Company’s common stock from additional financing activities;

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•	Metallurgical and other processing problems;
•	Unexpected geological formations;
•	Global economic and political conditions;
•	Staffing in remote locations;
•	Changes in product costing;
•	Inflation on operational costs and profitability;
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Competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, flooding, landslides, power outages, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities);

•	Global pandemics, natural disasters, or civil unrest;
•	Mexican labor and cartel issues regarding safety and organized control over our properties;
•	The positions and associated outcomes of Mexican and other taxing authorities;
•	Cybersecurity and business disruptions;
•	Ineffective use of cash and cash equivalents, including proceeds from stock offerings;
•	Potential conflicts of interest with the Company’s management;
•	Mining exploration, development, and production not being economically viable;
•	Mineral reserve estimates, including those prepared by "Qualified Persons" (as defined by SEC Regulation S-K 1300), are not guarantees of the volume or grade of ore that will ultimately be recovered;
•	Processing and selling ore from new suppliers and internal sources not being economically viable;
•	More risk associated with non-domestic supply of antimony ore; and
•	Fluctuations in the Company’s common stock.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, any other filings with the SEC related to risk factors, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus supplement reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, our business and the markets for our products. We obtained the industry, market and similar data set forth in this report from our own internal estimates and research and from industry research, publications, surveys and studies conducted by third parties, including governmental agencies. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe that the data we use from third parties is reliable, we have not separately verified this data. You are cautioned not to give undue weight to any such information, projections and estimates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and any free writing prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” section of our most recent Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q. You should also consider any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview of the Company

We sell antimony, zeolite, and precious metals products primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. We also recover precious metals, primarily gold and silver, from third party ore at our plant in Montana. At our Bear River Zeolite facility located in Idaho, we mine and process zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. In 2024 and 2025, we acquired mining claims and leases located in Alaska and Ontario, Canada and leased a metals concentration facility in Montana.

Recent Developments

Subsequent to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company: i) sold 15,529,843 additional shares of common stock and received net proceeds of approximately $98.9 million; ii) issued 3,493,179 additional shares of common stock and received proceeds of approximately $2.7 million pursuant to the exercise of warrants; iii) continued to expand supplier relationships in the sourcing of antimony; iv) received shareholder approval to increase the number of shares of common stock reserved for issuance under the Amended and Restated 2023 Equity Incentive Plan from 8,700,000 shares to 23,700,000 shares, (v) issued 654,409 shares of common stock pursuant to employee stock awards; and (vi) acquired mining claims in Fairbanks, Alaska with payments to acquire these claims over the next four years totaling $500,000 and work commitments required over the next four years totaling $250,000.

Also, on September 23, 2025, we issued a press release announcing that the Company had been awarded a $245 million sole-source five-year contract by the U.S. Defense Logistics Agency for the purchase of antimony ingots.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page S-12 of this prospectus supplement.

Corporate Information

United States Antimony Corporation was incorporated in Montana in January 1970 and in August 2025, we reincorporated as a Texas corporation. Our principal executive office is located at 4438 W. Lovers Lane, Unit 100, Dallas, TX, 75209. Our Company website is https://www.usantimony.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $400,000,000.
Common stock to be outstanding following this offering

Up to 162,816,173 shares of common stock, assuming sales of approximately 23.9 million shares of common stock in this offering at an offering price of $16.71 per share, which was the last reported sale price of our common stock on the NYSE American and the NYSE Texas on October 13, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering” that may be made from time to time through or to, A.G.P. and B. Riley Securities, as sales agents or principals. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering, if any, for acquiring additional antimony and other critical mineral inventory from both domestic and international sources, expanding our existing leasehold mineral positions in both Alaska and Montana, pursuing acquisitions of one or more other critical mineral companies or specific properties currently under negotiations by management, potentially increasing capacity at the Madero Smelter in Mexico, and for general working capital purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section on page S-6 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

NYSE American and NYSE Texas symbol	“UAMY”

The number of shares of our common stock to be outstanding after this offering is based on 138,878,411 shares of our common stock issued and outstanding as of October 13, 2025, and excludes as of October 13, 2025:

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8,560,167 outstanding stock options and restricted stock units, or RSUs (which includes unvested and unexercised stock options and RSUs) under our Amended and Restated 2023 Equity Incentive Plan (the “Equity Incentive Plan”);

•	857,143 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	2,065,750 shares of our common stock issuable upon the exercise of outstanding warrants expiring on August 3, 2026, with each warrant having an exercise price of $0.85 per share;

•	806,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on February 1, 2026, with each warrant having an exercise price of $0.85 per share; and

•	12,072,467 shares reserved for future issuance under our Equity Incentive Plan.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with the other information contained in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering, which could include warrants or preferred stock. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $400,000,000 at an assumed offering price of $16.71 per share, which was the last reported sale price of our common stock on the NYSE American and the NYSE Texas on October 13, 2025, and giving effect of shares sold or issued of our common stock subsequent to June 30, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value of our operations as of June 30, 2025 would have been approximately $527.1 million, or $3.24 per share of common stock. This represents an immediate dilution of $13.47 in net tangible book value per share to purchasers of our common stock in this offering and an immediate accretion in as-adjusted net tangible book value of approximately $2.24 per share to our existing stockholders. See “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways with which you may not agree or in ways which do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds”. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. As of October 13, 2025, we had 86,759,562 authorized but unissued shares of our common stock available for issuance (after deducting the number of shares outstanding and reserved for issuance).

Resales of our common stock in the public market by our stockholders during this offering may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $400,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, if any, for acquiring additional antimony and other critical mineral inventory from both domestic and international sources, expanding our existing leasehold mineral positions in both Alaska and Montana, pursuing acquisitions of one or more other critical mineral companies or specific properties currently under negotiations by management, potentially increasing capacity at the Madero Smelter in Mexico, and for general working capital purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, any unforeseen cash needs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value at June 30, 2025, was approximately $37.5 million, or $0.32 per share, based on 119,200,980 shares of our common stock then outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to the issuance of (i) 3,493,179 shares of common stock issued from warrant exercises from July 1, 2025 through October 13, 2025, (ii) 5,652,186 shares of common stock issued pursuant to the Sales Agreement, from July 1, 2025 through October 13, 2025, (iii) 4,000,000 shares of common stock pursuant to the Securities Purchase Agreement dated August 26, 2025 (“August Registered Direct Offering”), (iv) 3,500,000 shares of common stock pursuant to the Securities Purchase Agreement dated October 6, 2025 (“October Registered Direct Offering No. 1”) (v) 2,377,657 shares of common stock pursuant to the Securities Purchase Agreement dated October 10, 2025 and (vi) 654,409 shares issued pursuant to employee stock awards, from July 1, 2025 through October 13, 2025, our pro forma net tangible book value as of June 30, 2025 was approximately $139.2 million, or $1.00 per share of common stock (collectively, the “Pro Forma Adjustments”).

After giving effect to the sale of our common stock in this offering in the aggregate amount of $400,000,000 at an assumed offering price of $16.71 per share, the last reported sale price of our common stock on the NYSE American and the NYSE Texas on October 13, 2025, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $527.1 million, or $3.24 per share of common stock. This represents an immediate increase in pro forma net tangible book value of 2.24 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $13.47 per share to new investors in this offering. Dilution per share to new investors in this offering is calculated as the difference between the assumed public offering price per share and the pro forma as adjusted net tangible book value per share after this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.

Assumed public offering price per share		$16.71
Net tangible book value per share as of June 30, 2025	$0.32
Pro Forma net tangible book value per share after giving effect to the Pro Forma Adjustments	$1.00
Increase in pro forma net tangible book value per share after this offering	$2.24
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$3.24
Dilution per share to new investors participating in this offering		$13.47

The common stock outstanding after the offering is based on 119,200,980 shares of our common stock outstanding as of June 30, 2025, and an additional (i) 3,493,179 shares of common stock issued from warrant exercises from July 1, 2025 through October 13, 2025, (ii) 5,652,186 shares of common stock issued pursuant to the Sales Agreement, from July 1, 2025 through October 13, 2025, (iii) 4,000,000 shares of common stock pursuant to the Securities Purchase Agreement dated August 26, 2025, (iv) 3,500,000 shares of common stock pursuant to the Securities Purchase Agreement dated October 6, 2025 (v) 2,377,657 shares of common stock pursuant to the Securities Purchase Agreement dated October 10, 2025 and (vi) 654,409 shares issued pursuant to employee stock awards, from July 1, 2025 through October 13, 2025, and excludes, as of June 30, 2025:

•	6,142,867 outstanding stock options and restricted stock units, or RSUs (which includes unvested stock options and RSUs) and shares reserved for issuance under our Equity Incentive Plan;

•	1,428,572 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	4,987,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on August 3, 2026, with each warrant having an exercise price of $0.85 per share;

•	806,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on February 1, 2026, with each warrant having an exercise price of $0.85 per share; and

•	234,767 shares reserved for future issuance under our Equity Incentive Plan.

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DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our capital stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends. Even if our board of directors decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. and B. Riley Securities, under which we may issue and sell our common stock from time to time through or to the Agents acting as a sales agent or principal. This prospectus supplement, together with the accompanying prospectus, relates to shares of our common stock that may be offered and sold under the Sales Agreement. Pursuant to this prospectus supplement and in accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock having aggregate gross proceeds of up to $400,000,000 through or to the Agents, acting as sales agent or principal.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions. The Agents will offer our common stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Agents. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify an Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such Agent, unless the Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agents commissions for their services in acting as agents in the sale of common stock at a commission rate equal to up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $60,000, plus up to $10,000 per calendar quarter for ongoing diligence arising from the transactions contemplated by the Sales Agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $120,000.

Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

This offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus, or (ii) termination of the Sales Agreement as provided therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The form of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K on or about the date hereof and is incorporated by reference in this prospectus supplement. See the “Where You Can Find More Information” section of this prospectus supplement.

A.G.P. served as exclusive placement agent in our August Registered Direct Offering, pursuant to which we agreed to sell to an investor an aggregate of 4,000,000 shares at a purchase price of $4.50 per share, for aggregate gross proceeds of approximately $18 million, and our October Registered Direct Offering No. 1, pursuant to which we agreed to sell to an investor an aggregate of 3,500,000 shares at a purchase price of $7.50 per share, for aggregate gross proceeds of approximately $26.25 million. We paid A.G.P. a commission equal to 7% of the aggregate gross proceeds of each of the August Registered Direct Offering and the October Registered Direct Offering No. 1, minus a credit that was applied to us on each closing date.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, an Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, such Agent may at any time hold long or short positions in such securities. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Duane Morris LLP, New York, New York. The Agents are being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of United States Antimony Corporation as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference to its Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s web site at www.sec.gov.

We also maintain a website at https://www.usantimony.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-41707):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 18, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12 2025

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 12, 2025; and

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Our Current Reports on Form 8-K filed with the SEC on April 14, 2025, July 25, 2025, August 4, 2025, August 19, 2025, August 29, 2025, September 3, 2025, September 18, 2025, October 7, 2025 and October 14, 2025.

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We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information that is (or is deemed to be) furnished to and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement and the accompanying prospectus.

You should not assume that the information in this prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to:

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

You may also access these documents on our website, https://www.usantimony.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

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PROSPECTUS

UNITED STATES ANTIMONY CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in, or incorporated by reference into, this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NYSE American and the NYSE Texas, both under the symbol “UAMY.” On October 13, 2025, the last reported sale price of our common stock was $16.71.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Summary - Implications of Being a Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to United States Antimony Corporation, a Texas corporation, and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ocutx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. ▪) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:

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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 20, 2025, as amended by the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on April 18, 2025;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 8, 2025 and August 12, 2025, respectively;

•	Current Reports on Form 8-K as filed with the SEC on September 3, 2025; and

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The description of our common stock contained in our Registration Statements on Form 8-A as filed with the SEC on May 16, 2012 and June 30, 2025, respectively, as the description therein has been updated and superseded by the description of our capital stock contained herein, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Telephone: (406) 606-4117

You may also access these documents on our website, www.usantimony.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures, licensing agreements or investments we may make.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements included in this prospectus are made as of the date of this prospectus. We do not assume, and we expressly disclaim, any obligation or undertaking to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus and the documents incorporated by reference in this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the documents incorporated by reference in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we believe that the information from these industry publications, surveys and studies is reliable, we have not independently verified such data. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors” and in the risk factors described in the other documents we file from time to time with the SEC and that are incorporated by reference herein.

This prospectus and the documents incorporated by reference in this prospectus may contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names which may be referred to in this prospectus and the documents incorporated by reference in this prospectus may appear herein or therein without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” or any similar heading contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also significantly impair our business operations or otherwise adversely affect us in the future.

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UNITED STATES ANTIMONY CORPORATION

Our principal business is the processing and sale of antimony and precious metals, primarily gold and silver, at our facilities located in Montana and Mexico, and the mining, processing, and sale of zeolite at our facility located in Idaho. We have also acquired mining claims and leases located in Alaska and Ontario, Canada in 2024 and 2025 that could expand our operations as well as our product offerings.

The Company is organized and managed by the following two segments, which represent our operating units: antimony and zeolite.

Antimony Segment

Our antimony segment consists of an antimony plant in the Burns Mining District of Sanders County in Montana, which processes antimony ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals, and our two facilities located in Mexico that process ore primarily into antimony metal and a lower grade of antimony oxide. Antimony oxide is a fine, white powder that is used in conjunction with a halogen to form a synergistic flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper. Antimony oxide is also used as a color fastener in paint and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries and ordnance. Antimony trisulfide is used as a primer in ammunition. The precious metals processed at the plant in Montana are included in our antimony segment.

Zeolite Segment

Our zeolite segment includes our vertically integrated Bear River Zeolite (“BRZ”) facility located in Preston, Idaho that mines, processes, and sells zeolite. Our zeolite has been used for many purposes including water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications.

On July 24, 2025, the Company published a technical report summary on its zeolite mineral deposit located in Preston, Idaho.  This Technical Report Summary, dated July 2, 2025 (the “TRS”), on the Bear River Zeolite Project was prepared in accordance with the mining property disclosure rules specified in subpart 1300 of Regulation S-K.

BRZ has a lease with Zeolite, LLC that entitles BRZ to surface mine and process zeolite on the property in Preston, Idaho, in exchange for an annual payment and a royalty payment, which is based on the amount of zeolite shipped from the leased property (“BRZ Lease”). The BRZ Lease was recently extended and now ends on December 31, 2034. In addition, BRZ can surface mine and process zeolite on property owned by the U.S. Bureau of Land Management that is located adjacent to the Company’s Preston, Idaho property after obtaining required permits.

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“Zeolite” refers to a group of industrial minerals that consist of hydrated aluminosilicates that hold cations such as calcium, sodium, ammonium, various heavy metals, and potassium in their crystal lattice. Water is loosely held in cavities in the lattice. BRZ zeolite is regarded as one of the best zeolites in the world due to its high cation exchange capacity (CEC) of approximately 180-220 meq/100 gr. (which predicts plant nutrient availability and retention in soil), its hardness and high clinoptilolite content (which is an effective barrier to prevent problematic radionuclide movement), its absence of clay minerals, and its low sodium content.

Corporate History and Information

United States Antimony Corporation was incorporated in Montana in January 1970 and in August 2025, we reincorporated as a Texas corporation. Our offices are located at 4438 W. Lovers Lane, Unit 100, Dallas, TX 75209.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products or assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in investment-grade, interest-bearing instruments.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date, the date or dates on which principal will be payable and the place(s) of payment;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the period or periods, if any, within which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the period or periods, if any, within which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the securities of the series including the form of the certificate of authentication for such series;

•	whether the securities are issuable as a global security and, in such case, the identity of the depositary for such series;

•

whether the securities will be convertible into shares of common stock or other securities of the Company and, if so, the terms and conditions upon which such securities will be so convertible, including the conversion price and the conversion period;

•	if other than the principal amount thereof, the portion of the principal amount of the securities of the series which shall be payable upon declaration of acceleration of the maturity thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

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If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Certificate of Formation and our Bylaws. The description is intended as a summary and is qualified in its entirety by reference to our Certificate of Formation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. There were 138,878,411 shares of common stock, 750,000 shares of Series B preferred stock, 177,904 shares of Series C preferred stock outstanding, and 0 shares of Series D preferred stock outstanding as of October 13, 2025.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, 1110 Centre Point Curve, Suite 101, Mondota Heights, MN 55120.

Stock Exchange Listing

Our common stock is listed on the NYSE American and the NYSE Texas, both under the symbol “UAMY.”

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and common stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Anti-Takeover Effects of Texas Law and Our Certificate of Formation and Bylaws

Our Certificate of Formation and our Bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Texas law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Limits on Ability of Shareholders to Act by Written Consent or Call a Special Meeting

Our Certificate of Formation provides that our shareholders may act by written consent only if all holders of shares entitled to vote on such action adopts a resolution by unanimous written consent. This may deter action by written consent or lengthen the amount of time required to take shareholder actions. As a result, even a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our shareholders called in accordance with our Bylaws.

In addition, our Certificate of Formation provides that special meetings of shareholders may be called by the chairperson of the board, the chief executive officer, the president (to the extent required by the Texas Business Organizations Code (the “TBOC”)), our board of directors, or by shareholders holding not less than 50% (or the highest percentage of ownership that may be set under the TBOC) of the Corporation’s then outstanding shares of capital stock entitled to vote at such meeting. The threshold required for shareholders to call a special meeting may delay the ability of our shareholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

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Requirements for Advance Notification of Shareholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

Our Certificate of Formation and Bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the shareholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendment of Certificate of Formation Provisions

The amendment of our Certificate of Formation requires approval by holders of at least 50% of our outstanding capital stock entitled to vote generally in the election of directors.

Forum Selection

Our Certificate of Formation includes a forum selection provision designating the Business Court in the First Business Court Division (the “Business Court”) of the State of Texas (or, if the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state courts located in Dallas County, Texas) as the sole and exclusive forum for any of the filing, adjudication and trial of (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or the Company’s shareholders, including any claim alleging a conspiracy to breach a fiduciary duty, knowing participation in a breach of a fiduciary duty or aiding and abetting a breach of fiduciary duty, (iii) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the TBOC or the certificate of formation or these bylaws (in each case, as they may be amended from time to time), (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine, (v) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vi) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction. This forum selection provision does not apply to any direct claims under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

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This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted this provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

 Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Dividend Rights

Holders of our common stock are entitled to receive dividends and other distributions, as may be declared from time to time by the Board of Directors payable in cash, property or capital stock of the Company, as detailed in the Company’s Certificate of Formation and Bylaws. The Company currently does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company. Holders of our preferred stock are entitled to a liquidation preference that is senior to holders of our common stock, and therefore would receive dividends and liquidation assets prior to the holders of our common stock.

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus 927,904 shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our Certificate of Formation and Bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our Board of Directors may, from time to time, direct the issuance of shares of preferred stock in one or more series and may, with respect to such series, fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of shares of preferred stock may provide that such shares may be exchanged for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and may also provide for the redemption or purchase of such shares by the Company.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of that series of preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of formation or the certificate of designations establishing the terms of the preferred stock with the SEC.

To the extent required, this description will include:

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•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•

any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The following is a description of our outstanding series of preferred stock (there are no shares of Series A or Series D preferred stock outstanding):

Series B Preferred Stock

In 1993, the Board established a Series B preferred stock, consisting of 750,000 shares. The Series B preferred stock has preference over the Company’s common stock and Series A preferred stock (none of which are outstanding); has no voting rights (absent default in payment of declared dividends); and is entitled to cumulative dividends of $0.01 per share per year, payable if and when declared by the Board of Directors. During each of the years ended December 31, 2024 and 2023, the Company recognized $7,500 in Series B preferred stock dividend. In the event of dissolution or liquidation of the Company, the preferential amount payable to Series B preferred stockholders is $1.00 per share plus dividends in arrears. No dividends have been declared or paid with respect to the Series B preferred stock. The Series B Preferred stock is no longer convertible to shares of the Company’s common stock. At June 30, 2025, cumulative dividends in arrears on the outstanding Series B shares were $228,750 and the aggregate Series B liquidation preference at June 30, 2025 was $978,750.

Series C Preferred Stock

In 2000, the Board established a Series C preferred stock. The Series C preferred stock has preference over the Company’s common stock and has voting rights equal to that number of shares outstanding, but no conversion or dividend rights. In the event of dissolution or liquidation of the Company, the preferential amount payable to Series C preferred stockholders is $0.55 per share. The aggregate Series C liquidation preference at June 30, 2025 was $97,847.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

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Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

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Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

•	The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

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Pre-Funded Warrants

We may also issue pre-funded warrants to purchase common stock. A pre-funded warrant is a type of warrant that allows the holder to purchase a specified number of shares of common stock at a nominal exercise price, generally equal to par value or one thousandth of a cent per share. The pre-funded warrants may be issued as individual warrant agreements to the holders. In addition to the terms described in the bullets above, the applicable prospectus supplement will describe the following terms of any pre-funded warrants:

•

the date on which the right to exercise the pre-funded warrants will begin, generally on the date of issuance, and the date on which that right will expire, generally when the pre-funded warrant is exercised in full;

•	whether the warrant may only be exercised pursuant to a cashless exercise procedure;

•

certain beneficial ownership limitations, such that a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to, (or immediately prior to) such exercise, would cause the holder’s beneficial ownership to exceed a specified threshold, typically 4.99% or 9.99%, of the number of shares of our outstanding common stock or the combined voting power of all of our outstanding securities, which threshold may be subject to increase or decrease at the option of the holder, subject to a maximum ownership threshold, typically 9.99% or 19.99%, of the number of shares of our outstanding common stock or the combined voting power of all of our outstanding securities, and compliance with a notice period;

•

in the event of a fundamental transaction (generally including any reorganization, recapitalization or reclassification of our common stock; the sale, transfer or other disposition of all or substantially all of our assets; our consolidation or merger with or into another person in which we are not the surviving entity; the acquisition of more than 50% of our outstanding common stock; or any person or group becoming the beneficial owner of more than 50% of the voting power of our outstanding common stock), the right of the holder to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Outstanding Warrants

On July 23, 2020, we entered into a Securities Purchase Agreement with certain investors, pursuant to which we sold units consisting of one share of common stock and one warrant to purchase one share of common stock. Such warrants were issued on July 27, 2020. Each warrant has an exercise price of $0.46 per share, is exercisable six months following issuance and has a term of five and one-half years following issuance. As of October 13, 2025, warrants to purchase 857,143 shares of common stock remain outstanding.

On February 1, 2021, we entered into a Securities Purchase Agreement with certain investors, pursuant to which we sold shares of common stock in a registered direct offering and unregistered warrants to purchase shares of common stock in a concurrent private placement. Such warrants were issued on February 3, 2021. Each warrant has an exercise price of $0.85 per share, is exercisable six months following issuance and has a term of five and one-half years following issuance. As of October 13, 2025, warrants to purchase 2,065,750 shares of common stock remain outstanding.

On February 3, 2021, we issued warrants to purchase shares of common stock to Roth Capital Partners, LLC as partial compensation for services rendered in connection with the February 2021 offerings. Each warrant has an exercise price of $0.85 per share, is exercisable six months following issuance and has a term of five years following issuance. As of October 13, 2025, warrants to purchase 806,500 shares of common stock remain outstanding.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

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FORMS OF SECURITIES

Each debt security, depositary share, right, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, rights, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, depositary shares, rights, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us; any trustee, warrant agent, unit agent or other agent of ours; or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, (3) directly to one or more purchasers or (4) in connection with acquisitions of assets or shares of another entity or company, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

All securities we may offer, other than shares of our common stock, may be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities. There is currently no market for any of the securities we may offer hereby, other than our common stock which is listed on the NYSE American and the NYSE Texas. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We have no current plans for listing of the preferred stock, debt securities, warrants, rights or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities, warrants, rights or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Duane Morris LLP.

EXPERTS

The consolidated financial statements of United States Antimony Corporation appearing in its Annual Report (Form 10-K) for the year ended December 31, 2024, as amended, incorporated by reference in this prospectus, have been audited by Assure CPA, LLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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UNITED STATES ANTIMONY CORPORATION

Up to $400,000,000

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.	B. Riley Securities

October 17, 2025